UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: October 4, 2011

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA   94608
(Address of Principal Executive Offices)   (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

Effective October 4, 2011, David W. Stroman, Ph.D., formally joined NovaBay Pharmaceuticals, Inc. as Senior Vice President for Ophthalmic Drug Development.  Dr. Stroman brings to NovaBay four decades of experience in the medical products industry.

Prior to his arrival at NovaBay, he worked for 21 years at Alcon, most recently as Therapeutic Unit Head for Anti-Infectives.  Dr. Stroman joined Alcon in 1990 to create and lead its Anti-Infective program. Beginning in 1995, he led Alcon’s Clinical Microbiology group.  Prior to Alcon, Dr. Stroman served for nine years with the Infectious Disease Research Unit of The Upjohn Company, and 10 years in the biotechnology industry leading Phillips Petroleum Company’s biotechnology program and its joint ventures with The Salk Institute, Bissendorf Peptide, GmbH, and Baylor College of Medicine.

Dr. Stroman received his Ph.D. in Biochemistry and Molecular Biology from the University of Oklahoma Medical School and finished his Postdoctoral studies at the Department of Microbiology and Immunology, Washington University School of Medicine, St. Louis, Missouri.

Additional information about Dr. Stroman can be found in the press release that is included as Exhibit 99.1 to this filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: October 7, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 4, 2011.